Exhibit 10.1

AMENDMENT NO. 2

TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of June 23, 2014, by Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”) and Paul Metcalf (“Executive”).

W I T N E S S E T H.

WHEREAS, the parties hereto entered into that certain Employment Agreement, dated as of March 12, 2012 (the “Employment Agreement”) (capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement); and

WHEREAS, the parties hereto desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3(j) of the Agreement shall be amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, in the event Executive’s employment with the Company is terminated either voluntarily by Executive (other than for Good Reason) or for Cause by the Company (i) within eighteen (18) months after the respective dates on which Executive receives any payment under Section 3(i) above, Executive shall immediately repay to the Company the net after-tax amount of all amounts paid to Executive or on Executive’s behalf by the Company or reimbursed to Executive by the Company pursuant to said Section 3(i); or (ii) following eighteen (18) months after the respective dates on which Executive receives any payment under Section 3(i) above and prior to Executive’s relocation to the New Home from his Current Home, Executive shall immediately repay to the Company the net after-tax amount of the Relocation Allowance.”

2. Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

4. This Amendment, including the validity, interpretation, construction and performance of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, without regard to such State’s conflicts of law principles.

5. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. The Agreement, as amended by this Amendment, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SIGNATURE PAGE TO AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:	/s/ Joyce Manning Magrini
Name:	Joyce Manning Magrini
Title:	EVP HR

/s/ Paul Metcalf
Paul Metcalf

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